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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation in this Registration Statement on Form S-8 being filed by Pharmaceutical Resources, Inc. of our report dated November 30, 1994 on the consolidated financial statements and Schedule II of Pharmaceutical Resources, Inc. as at October 1, 1994 and for the years ended October 1, 1994 and October 2, 1993, included in its annual report on Form 10-K for the year ended September 30, 1995 which is incorporated herein by reference.



Richard A. Eisner & Company, LLP

New York, New York
April 24, 1996